EX-99.906CERT

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002

James A. McNamara, Chief Executive Officer, and Scott McHugh, Principal Financial Officer of Goldman Sachs Variable Insurance Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer

Goldman Sachs Variable Insurance Trust	Goldman Sachs Variable Insurance Trust

/s/ James A. McNamara	/s/ Scott McHugh
James A. McNamara	Scott McHugh

Date: February 22, 2018	Date: February 22, 2018

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.